Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”), dated as of April 8, 2015, is made by and between Zynga Inc., a Delaware corporation (the “Company”), and Don Mattrick (“Executive”, and together with the Company, the “Parties”).

WHEREAS, the Parties entered into an offer letter, dated as of June 30, 2013 (the “Offer Letter”), pursuant to which Executive commenced employment with the Company on July 8, 2013;

WHEREAS, as part of the Company’s inducement to hiring Executive, the Parties entered into an Employee Invention Assignment and Confidentiality Agreement, effective July 8, 2013 (the “Employee Assignment and Confidentiality Agreement”), pursuant to which Executive assigned certain work product and agreed to the restrictive covenants set forth in the Employee Assignment and Confidentiality Agreement; and

WHEREAS, Executive’s service as the Chief Executive Officer of the Company shall terminate effective as of April 8, 2015 (the “Termination Date”); and

WHEREAS, the Parties desire to enter into this Agreement, which sets forth certain terms relating to the termination of Executive’s employment, reaffirms Executive’s obligations under the Employee Assignment and Confidentiality Agreement and provides for certain payments and benefits that shall be made to Executive as a result of his termination of employment.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of Employment.

(a) The Parties acknowledge and agree that Executive’s services as the Chief Executive Officer of the Company and employment with the Company and its affiliates shall terminate as of the Termination Date. Executive has resigned or hereby resigns all positions he has held as an officer and director of the Company and its subsidiaries and affiliates, effective as of the date hereof, and shall promptly execute such documents and take such actions as may be necessary or reasonably requested by the Company to further effectuate or further memorialize the resignation from such positions.

(b) On the Termination Date, irrespective of whether Executive executes this Agreement, the Company shall pay Executive a lump sum cash payment in respect of the Executive’s (i) accrued but unpaid base salary earned through the Termination Date, and (ii) accrued but unused vacation time earned through the Termination Date. In addition, the Company shall reimburse Executive for all business expenses incurred on behalf of the Company through the Termination Date, in accordance with the Company’s policies with respect to the reimbursement of expenses.

2. Severance Payments and Benefits. If Executive (a) executes this Agreement and the revocation period described in Section 8 hereof expires within sixty (60) days following the Termination Date (the date on which such revocation period expires, the “Release Effective Date”) and (b) continues to comply with the covenants under the Employee Assignment and Confidentiality Agreement and any other material ongoing obligations to which he is subject, then the Executive shall be entitled to the following (the “Severance Benefits”):

(a) An amount in cash equal to $4,000,000, payable in substantially equal installments for twenty-four (24) months following the Termination Date (the “Payment Period”) in accordance with the Company’s normal payroll practices; provided that the first such payment shall be made on the first regularly scheduled payroll date following the Release Effective Date and shall include all payments that would have otherwise been made between the Termination Date and the Release Effective Date if such payments had commenced on the Termination Date;

(b) A lump sum cash payment equal to the product of (i) the lesser of (A) the cash bonus, if any, that would have been paid to Executive pursuant to the terms of the annual cash incentive plan in which Executive participates in respect of the 2015 fiscal year, had he remained in employment and (B) $1,000,000 and (ii) a fraction, the numerator of which is the number of days that elapsed in the 2015 fiscal year through the Termination Date and the denominator of which is 365, payable on the date such bonuses are paid to then-current employees of the Company;

(c) Subject to Executive’s timely election to continue coverage under COBRA, the Company shall pay the COBRA premiums to continue Executive’s coverage (including coverage for Executive’s eligible dependents, if applicable) for eighteen (18) months following the Termination Date (with such payments to end if Executive becomes eligible for group health insurance coverage through a new employer or Executive ceases to be eligible for COBRA continuation coverage for any reason), provided that the cost of such coverage shall be reported to the tax authorities as taxable income to Executive;

(d) 4,882,143 shares of Class A common stock, par value $0.00000625 per share of the Company (each, a “Share”) subject to the Make-Whole Grant (as defined in the Offer Letter) shall vest as of the Termination Date;

(e) 228,938 Shares subject to Executive’s Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, dated March 14, 2014, shall vest as of the Termination Date; and

(f) 189,552 Shares subject to Executive’s Stock Option Grant Notice and Option Agreement, dated March 14, 2014, shall vest as of the Termination Date. Executive shall have up to two (2) years from the Termination Date to exercise not only these vested Shares, but also the Shares from all previously vested and currently unexercised Stock Option Grants.

(g) Company agrees to reimburse Executive for attorneys’ fees and costs that he may incur for legal advice regarding the negotiation of this Agreement, up to a maximum payment of $25,000.

Notwithstanding any other provision of this Agreement to the contrary, if, on or following the Termination Date, Executive (i) fails to comply with his material obligations to the Company or (ii) materially breaches any of the covenants under the Employee Assignment and Confidentiality Agreement or Section 15 of the Offer Letter or any other material ongoing obligations to which he is subject, then Executive shall immediately forfeit his right to receive the Severance Benefits, to the extent then unpaid, provided that such material breach or obligation causes a measure of harm to the Company. The Company shall provide Executive with written notice of the breach and give him ten (10) days to either cure the breach, to the extent curable, or explain why he does not believe there has been a breach. This paragraph shall be in addition to any other remedy at law or in equity available to the Company.

3. Executive Acknowledgements and Covenants.

(a) Executive acknowledges that the Company has provided him with all monies and benefits to which he is owed under the Offer Letter or otherwise, and that the Company’s agreement to provide the Severance Benefits is solely in exchange for the promises, releases and agreements of Executive set forth in this Agreement. Executive acknowledges that any unvested equity awards held by Executive on the Termination Date (after giving effect to the vesting provisions contained in Section 2(d), Section 2(e) and Section 2(f) of this Agreement) shall be immediately cancelled on the Termination Date. Executive further acknowledges that neither entering into this Agreement nor providing Executive with such Severance Benefits constitutes an admission by the “Releasees” (as defined below) of liability or of violation of any applicable law or regulation. The Parties acknowledge that the Releasees expressly deny any liability or alleged violation and that this arrangement has been made in recognition of Executive’s service to the Company and for the purpose of compromising any and all claims of Executive without the cost and burden of litigation. Executive acknowledges and agrees that he is required to execute and continue to comply with the terms of this Agreement and the Employee Assignment and Confidentiality Agreement as a condition to receiving the Severance Benefits, and would not be entitled to the Severance Benefits if he did not do so.

(b) For a period of four years from the date of this Agreement: (i) Executive agrees not to disparage the Company and its officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation in any form; and (ii) Company agrees that its officers will not disparage Executive in any manner likely to be harmful to his business or personal reputations in any form. Provided, however, that either party may respond accurately and fully to any question, inquiry or request for information when required by legal process.

4. General Release of Claims.

(a) Executive and his heirs, personal representatives, successors and assigns, hereby forever release, remise and discharge the Company and its subsidiaries, and each of their past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively referenced herein as “Releasees”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, regulation or otherwise, in law or in equity, which Executive now has, has had, or may hereafter have against any of the Releasees (i) from the beginning of time through the date upon which Executive signs this Agreement, and/or (ii) arising from, connected with, or in any way growing out of, or related to, directly or indirectly, (A) Executive’s service as an officer, director or employee, as the case may be, of the Company and its subsidiaries and affiliates, (B) any transaction prior to the date upon which Executive signs this Agreement and all effects, consequences, losses and damages relating thereto, (C) the Offer Letter, (D) all cash incentive awards, and all equity or equity-based awards granted, or promised to be granted, by the Company to Executive and (E) Executive’s termination of employment with the Company under the common law or any federal or state statute, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Equal Pay Act; the False Claims Act, 31 U.S.C.A. § 3730, as amended, including, but not limited to, any right to personal gain with respect to any claim asserted under its “qui tam” provisions; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Immigration Reform and Control Act, as amended; The Americans with Disabilities Act of 1990, as amended; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers’ Benefit Protection Act of 1990, as amended; the Worker Adjustment and Retraining Notification Act, as amended; the Occupational Safety and Health Act, as amended; the Fair Labor Standards Act of 1938; Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; any public policy, contract, tort, or common law; or any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters.

(b) Notwithstanding the foregoing, nothing in this Agreement shall release or waive any rights or claims Executive may have: (i) under this Agreement or to the Severance Benefits; (ii) for indemnification under any written indemnification agreement by and between Executive and the Company and/or under applicable law or the Company’s charter or bylaws; (iii) under any applicable insurance coverage(s) (including, without limitation, COBRA rights); (iv) with respect to any accrued and vested benefits under any tax-qualified retirement plans of the Company; (v) with respect to any claims that cannot be waived by operation of law; (vi) with respect to any claims which may arise after Executive signs this Agreement; or (vii) with respect to Executive’s right to challenge the validity of the release under the ADEA. For a period of four years following the date of this Agreement, any Directors and Officers liability insurance procured by the Company, shall include coverage for Executive for claims covered by such insurance policies.

(c) Executive acknowledges having read and understood Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Executive expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the releases hereunder.

(d) Additionally, while Executive acknowledges and understands that by this Agreement he foregoes, among other things, any and all past and present rights to recover money damages or personal relief arising out of Executive’s employment with the Company, the Parties agree that this Agreement shall not preclude Executive from filing any charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other governmental agency or from any way participating in any investigation, hearing, or proceeding of any government agency.

(e) The Company represents that, as of the time it executes this Agreement, it is not aware of any material claims that it may have against Executive.

5. Affirmations. Executive affirms that he has not filed or caused to be filed, and is not a party to any claim, complaint, or action against the Company or any of its subsidiaries or affiliates in any forum or form. Executive also affirms that he has no known workplace injuries or occupational diseases, and has been provided and has not been denied any leave requested under the Family and Medical Leave Act or any similar state law. Executive disclaims and waives any right of reinstatement with the Company or any subsidiary or affiliate thereof.

6. Restrictive Covenants. Executive acknowledges and agrees that any and all restrictive covenants to which he is subject, including, but not limited to, those contained in the Employee Assignment and Confidentiality Agreement and Section 15 of the Offer Letter, shall continue in effect in accordance with the terms and conditions thereof.

7. Consultation with Attorney; Voluntary Agreement. Executive acknowledges that (a) the Company has advised him of his right to consult with an attorney of his own choosing prior to executing this Agreement, (b) Executive has carefully read and fully understands all of the provisions of this Agreement, and (c) Executive is entering into this Agreement, including the provisions set forth in Section 4 hereof, knowingly, freely and voluntarily in exchange for good and valuable consideration.

8. Review and Revocation. Executive acknowledges that he has been given twenty-one (21) calendar days from April 5, 2015 to consider the terms of this Agreement, although he may sign it sooner. Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) calendar day consideration period. Executive shall have seven (7) calendar days from the date this Agreement is originally executed by Executive to revoke his consent to the terms of this Agreement. Such revocation must be in writing and sent via hand delivery or facsimile to the attention of the Company’s General Counsel, fax no: (415) 869-2841. Notice of such revocation must be received within the seven (7) calendar days referenced above. In the event of such revocation by Executive, this Agreement shall not become effective and Executive shall not have any rights to the Severance Benefits under this Agreement, and the accelerated vesting described in Section 2(d), Section 2(e) and Section 2(f) shall be void and such unvested equity awards shall be immediately forfeited by Executive. Provided that Executive does not revoke this Agreement within such seven (7) day period, this Agreement shall become effective on the eighth (8th) calendar day after the date on which Executive signs it.

9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if personally delivered, delivered by overnight courier of national reputation (e.g., FedEx or UPS) or sent by registered mail, return receipt requested, as follows:

To Company:	c/o Zynga Inc.
699 Eighth Street
San Francisco, CA 94103
Attention: General Counsel

To Executive:	Don Mattrick
At address currently on the Company’s records

10. Governing Law. This Agreement shall be governed by and construed and enforced according to the laws of the State of California, without regard to conflicts of laws principles thereof.

11. Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling. The Parties agree that the equity awards set forth in Section 2(d), Section 2(e) and Section 2(f) of this Agreement shall each be subject to a ‘sell to cover’ transaction in respect of the minimum income tax required to be withheld by the Company. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Executive with respect to any payment provided hereunder, and Executive shall be responsible for any taxes imposed on him with respect to any such payment.

12. Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter and supersedes, terminates, and replaces any prior or contemporaneous understandings or agreements with respect thereto.

13. Section 409A. It is intended that all of the benefits and payments under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement shall be construed to the greatest extent possible as consistent with those provisions. If not so exempt, this Agreement (and any definitions hereunder) shall be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then if delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, the timing of the payments upon a Separation from Service shall be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of Executive’s Separation from Service, and (ii) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Company shall (A) pay to Executive a lump sum amount equal to the sum of the payments upon Separation from Service that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest shall be due on any amounts so deferred.

14. Modifications. This Agreement may not be changed, amended, or modified unless done so in a writing signed by the Company and Executive.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Zynga Inc.

Dated:	4/8/2015	By:	/s/ John Doerr
		Name:	John Doerr
		Title:	Lead Independent Director

Don Mattrick

Dated:	4/8/2015	/s/ Don Mattrick